Exhibit 4.1

DEPOSIT AGREEMENT
Dated
August 12, 2026

AMERICAN EXPRESS COMPANY,
AS ISSUER
-and-
COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,
AS DEPOSITARY, CALCULATION AGENT AND REDEMPTION AGENT
-and-
COMPUTERSHARE TRUST COMPANY, N.A. AS REGISTRAR AND TRANSFER AGENT
RELATING TO RECEIPTS, DEPOSITARY SHARES AND RELATED
6.450% FIXED RATE RESET NONCUMULATIVE PREFERRED SHARES, SERIES E

ARTICLE 2 FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS    8
SECTION 2.01    Form and Transferability of Receipts.    8
SECTION 2.02    Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof.    10
SECTION 2.03    Optional Redemption of Preferred Shares for Cash.    11
SECTION 2.04    Registration of Transfers of Receipts.    13
SECTION 2.05    Combinations and Split-ups of Receipts.    13
SECTION 2.06    Surrender of Receipts and Withdrawal of Preferred Shares.    14
SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up.    15
SECTION 2.08    Lost Receipts, etc.    15
SECTION 2.09    Cancellation and Destruction of Surrendered Receipts.    15
SECTION 2.10    No Pre-Release.    15
ARTICLE 3 CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY    16
SECTION 3.01    Filing Proofs, Certificates and Other Information.    16
SECTION 3.02    Payment of Fees and Expenses.    16
SECTION 3.03    Representations and Warranties as to Preferred Shares.    16
SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares.    17
SECTION 3.05    Taxes.    17
ARTICLE 4 THE PREFERRED SHARES; NOTICES    18
SECTION 4.01    Cash Distributions.    18
SECTION 4.02    Distributions Other Than Cash.    18
SECTION 4.03    Subscription Rights, Preferences or Privileges.    19
SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts.    20
SECTION 4.05    Voting Rights.    20
SECTION 4.06    Changes Affecting Preferred Shares and Reorganization Events.    20
SECTION 4.07    Inspection of Reports.    21
SECTION 4.08    Lists of Receipt Holders.    21
SECTION 4.09    Withholding.    21

ARTICLE 5 THE DEPOSITARY AND THE COMPANY    22
SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.    22
SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar, the Calculation Agent, the Transfer Agent, the Redemption Agent or the Company.    22
SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar, the Calculation Agent, the Transfer Agent, the Redemption Agent and the Company.    23
SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary.    27
SECTION 5.05    Notices, Reports and Documents.    28
SECTION 5.06    Indemnification by the Company.    28
SECTION 5.07    Fees, Charges and Expenses.    28
ARTICLE 6 AMENDMENT AND TERMINATION    29
SECTION 6.01    Amendment.    29
SECTION 6.02    Termination.    29
ARTICLE 7 MISCELLANEOUS    30
SECTION 7.01    Counterparts.    30
SECTION 7.02    Exclusive Benefits of Parties.    30
SECTION 7.03    Invalidity of Provisions.    30
SECTION 7.04    Notices.    30
SECTION 7.05    Depositary’s Agents.    31
SECTION 7.06    Appointment of Calculation Agent.    31
SECTION 7.07    Holders of Receipts Are Parties.    32
SECTION 7.08    Governing Law.    32
SECTION 7.09    Inspection of Deposit Agreement and Certificate of Amendment.    32
SECTION 7.10    Headings.    32
SECTION 7.11    Confidentiality.    32
SECTION 7.12    Further Assurances.    32
Exhibit A – Form of Face of Receipt; Form of Reverse of Receipt
Exhibit B – Certificate of Amendment
Exhibit C – Tax Instruction/Cost Basis Information Letter

DEPOSIT AGREEMENT
DEPOSIT AGREEMENT, dated August 12, 2026 among AMERICAN EXPRESS COMPANY, a New York corporation, COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered national association (the “Trust Company”), jointly as Depositary (as hereinafter defined), Calculation Agent (as hereinafter defined) and Redemption Agent (as hereinafter defined), the Trust Company as Registrar (as hereinafter defined)and Transfer Agent (as hereinafter defined), and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.
WITNESSETH:
WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the Company’s Preferred Shares (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Shares representing a fractional interest in the Preferred Shares deposited and for the execution and delivery of Receipts evidencing Depositary Shares;
WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and
WHEREAS, the terms and conditions of the Preferred Shares are set forth in the Certificate of Amendment attached hereto as Exhibit B.
NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:
ARTICLE 1
DEFINITIONS
The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Receipts:
“Business Day” shall mean any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Calculation Agent” shall mean Computershare and the Trust Company, acting jointly, and any bank or trust company appointed by the Company as a successor in such role as herein provided.
“Certificate of Amendment” shall mean the certificate that amends the Amended and Restated Certificate of Incorporation of the Company, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Preferred Shares, as filed with the Secretary of State of the State of New York on August 11, 2026 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.
“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, including any certificates of amendment, and as restated or amended from time to time.
“Company” shall mean American Express Company, a New York corporation, and its successors.
“Computershare” shall have the meaning set forth in the Preamble hereto.
“Deposit Agreement” shall mean this agreement, as the same may be amended, modified or supplemented from time to time.
“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder. The Depositary, along with its affiliates, shall maintain combined capital and surplus of at least $50,000,000, and so shall any successor depositary hereunder.
“Depositary Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 150 Royall Street, Canton, Massachusetts 02021.
“Depositary Share” shall mean the security representing a 1/1,000th fractional interest in a share of Preferred Shares deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Preferred Shares and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Preferred Shares represented by such Depositary Share (including the dividend, voting, redemption and liquidation rights contained in the Certificate of Amendment).
“Depositary’s Agent” shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.
“Dividend Period” shall have the meaning set forth in the Certificate of Amendment.
“Dividend Payment Date” shall have the meaning set forth in the Certificate of Amendment.
“Dividend Record Date” shall have the meaning set forth in the Certificate of Amendment.
“DTC” shall mean The Depository Trust Company.
“DTC Receipt” shall have the meaning set forth in Section 2.01.

“Funds” shall have the meaning set forth in Section 2.03.
“First Reset Date” shall mean September 15, 2031.
“Five-Year Treasury Rate” shall mean the rate that will be determined as follows:
    The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.
    If no calculation is provided as described above, then the Company will use a substitute or successor rate that the Company (or its designee, which the Company may designate in its sole discretion and which may be an affiliate of the Company) has determined, in its (or such designee’s) sole discretion after consulting any source the Company (or such designee) deems to be reasonable, is (i) the industry-accepted substitute or successor for the Five-Year Treasury Rate or (ii) if there is no such industry-accepted substitute or successor for the Five-Year Treasury Rate, a substitute or successor rate that is most comparable to the Five-Year Treasury Rate. Upon selection of a substitute or successor rate, the Company (or its designee) may determine, in its (or such designee’s) sole discretion after consulting any source the Company (or such designee) deems to be reasonable, the day count convention, the Business Day convention, the definition of Business Day, the Reset Dividend Determination Date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate. If the Company or its designee, in its (or such designee’s) sole discretion, is unable to determine a substitute or successor rate in accordance with the foregoing, then the Five-Year Treasury Rate will be the same rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the First Reset Date, 4.331%.
“Late-Day Funding” shall have the meaning set forth in Section 2.03.
“Notice of Redemption” shall have the meaning set forth in Section 2.03.
“Preferred Shares” shall mean the Company’s 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E (liquidation preference $1,000,000 per share), $1.66⅔ par value per share, heretofore validly issued, fully paid and nonassessable.

“Receipt” shall mean a receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.
“Record Date” shall mean the date fixed pursuant to Section 4.04.
“Record holder” or “holder” as applied to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.
“Redemption Agent” shall mean Computershare and the Trust Company, acting jointly, and any bank or trust company appointed by the Company as a successor in such role as herein provided.
“Redemption Date” shall have the meaning set forth in Section 2.03.
“Redemption Price” shall have the meaning set forth in Section 2.03.
“Registrar” shall mean the Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts and the deposited Preferred Shares, as herein provided.
“Reorganization Event” shall mean:
(i) any consolidation or merger of the Company with or into another person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);
(ii) any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company; or
(iii) any statutory exchange of securities of the Company with another person (other than in connection with a merger or acquisition) or any binding share exchange which reclassifies or changes its outstanding common stock.
“Reset Date” shall mean the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, and no Reset Date, including the First Reset Date, will be adjusted for Business Days.
“Reset Dividend Determination Date” shall mean, in respect of any Reset Period, the day that is three Business Days prior to the beginning of such Reset Period.
“Reset Period” shall mean the period from, and including, each Reset Date to, but excluding, the next succeeding Reset Date, except for the initial Reset Period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding Reset Date.

“SCL” shall have the meaning set forth in Section 2.03.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Transaction Taxes” shall have the meaning set forth in Section 3.05.
“Transfer Agent” shall mean the Trust Company or any bank or trust company appointed to transfer the Receipts and the deposited Preferred Shares, as herein provided.
“Trust Company” shall have the meaning set forth in the Preamble hereto.
For the avoidance of doubt, any reference to a facsimile signature in this Deposit Agreement shall include an image of a signature produced electronically or any other electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309).
ARTICLE 2
FORM OF RECEIPTS, DEPOSIT OF PREFERRED SHARES, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS
SECTION 2.01    Form and Transferability of Receipts.
Definitive Receipts shall be printed and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, in each case with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon, and pursuant to, the written order of the Company delivered in compliance with Section 2.02 shall be authorized and instructed to, and shall, execute and deliver temporary Receipts which shall be substantially of the tenor of the definitive Receipts in lieu of which they are issued and in each case with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine (but which do not affect the rights or duties of the Depositary), as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary Office without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary is hereby authorized and instructed to, and shall, execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Shares deposited, as definitive Receipts.
Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, that if a Registrar for the Receipts (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual or facsimile signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.
Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.
Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company, or which the Company has determined are required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Depositary Shares may be listed for trading or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.
Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer or endorsement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or payments with respect to the Preferred Shares, to exercise any redemption or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.
Notwithstanding the foregoing, upon request by the Company, the Depositary and the Company will make application to DTC for acceptance of all or a portion of the Receipts for its book-entry settlement system. In connection with any such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded by book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.
If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within ninety (90) days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within ninety (90) days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of Preferred Shares and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company and in such event, any withdrawal or redemption shall be in accordance with the Depositary’s or the Redemption Agent’s procedures, as applicable.
SECTION 2.02    Deposit of Preferred Shares; Execution and Delivery of Receipts in Respect Thereof.
Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary 1,600 Preferred Shares, via direct registration for Preferred Shares in uncertificated form, for such Preferred Shares to be deposited (or in such other manner as may be agreed to by the Company and the Depositary), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Preferred Shares registered in such names specified in such written order. The Depositary acknowledges receipt of the aforementioned 1,600 Preferred Shares and related documentation and agrees to hold such deposited Preferred Shares in an account to be established by the Depositary at the Depositary Office or at such other office as the Depositary shall determine. The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Preferred Shares deposited hereunder and the Trust Company hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Preferred Shares held by it by notation, book-entry or other appropriate method.
If required by the Depositary, Preferred Shares presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Shares or to receive other property that any person in whose name the Preferred Shares are or have been registered may thereafter receive upon or in respect of such deposited Preferred Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
Upon receipt by the Depositary of the Preferred Shares deposited hereunder, together with the other documents specified above, and upon registering such Preferred Shares in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Preferred Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. Other than in the case of splits, combinations or other reclassifications affecting the Preferred Shares, or in the case of dividends or other distributions of Preferred Shares, if any, there shall be deposited hereunder not more than the number of shares constituting the Preferred Shares as set forth in the Certificate of Amendment, as such may be amended. To the extent that the Company issues Preferred Shares in excess of the amount set forth in the Certificate of Amendment as of the date hereof (which shares have been validly authorized by the Company), the Company shall notify the Depositary of such issuance in writing.
The Depositary shall be permitted to rely on applicable opinion of counsel delivered to the underwriters pursuant to Section 6(c) of the underwriting agreement dated August 5, 2026 among the Company and the underwriters named therein relating to the sale of the Depositary Shares to the public.
The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.
SECTION 2.03    Optional Redemption of Preferred Shares for Cash.
Whenever the Company shall elect to redeem deposited Preferred Shares for cash in accordance with the provisions of the Certificate of Amendment, it shall (unless otherwise agreed in writing with the Redemption Agent) give the Redemption Agent not less than ten (10) nor more than sixty (60) days’ prior written notice (the “Notice of Redemption”) of the date fixed for redemption of such Preferred Shares (the “Redemption Date”) and of the number of such Preferred Shares held by the Depositary to be redeemed and the applicable Redemption Price (the “Redemption Price”), as set forth in the Certificate of Amendment. The Redemption Agent shall send the notice of the redemption of Preferred Shares and the proposed simultaneous redemption of the Depositary Shares representing the Preferred Shares to be redeemed electronically to DTC or any other means permitted by DTC, not less than five (5) and not more than sixty (60) days prior to the Redemption Date, to the holders of record on the Record Date fixed for such redemption pursuant to Section 4.04 of the Receipts evidencing the Depositary Shares to be so redeemed; but neither the failure to provide any such notice to one or more such holder nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption except as to the holder to whom notice was not given or defective.
With respect to the Preferred Shares held through DTC: (A) accept DTC’s original Shipment Control List (“SCL”); (B) verify that the number of Preferred Shares listed on the SCL matches the number of Preferred Shares registered to DTC’s nominee at the Redemption Date, as set forth on the record stockholders list; (C) if such Preferred Shares totals are in balance, debit all of the Preferred Shares registered to DTC’s nominee at the Redemption Date, as set forth on the record stockholders list; and (D) beginning on the Redemption Date, make payment of the Redemption Price to DTC by wire.
The Company shall prepare and provide the Depositary with such Notice of Redemption, and each such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of deposited Preferred Shares and Depositary Shares to be redeemed; (iv) if fewer than all Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (v) the place or places where the Preferred Shares and the Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the Redemption Price, if applicable; and (vi) that on the Redemption Date dividends in respect of the Preferred Shares represented by the Depositary Shares to be redeemed will cease to accrue. Notwithstanding the foregoing, any notices given to any record holder of a Receipt hereunder or under the Receipts shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures.
In the event that notice of redemption has been made as described in the immediately preceding paragraphs and the Company shall then have paid in full to Computershare the Redemption Price (determined pursuant to the Certificate of Amendment) of the Preferred Shares deposited with the Depositary to be redeemed, the Redemption Agent shall redeem the number of Depositary Shares representing such Preferred Shares so called for redemption by the Company and on the Redemption Date (unless the Company shall have failed to pay for the Preferred Shares to be redeemed by it as set forth in the Company’s notice provided for in the preceding paragraph), all dividends in respect of the Preferred Shares called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the Redemption Price) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Redemption Agent shall so require), such Depositary Shares shall be redeemed at a cash Redemption Price of $1,000 per Depositary Share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the Redemption Date. The foregoing shall be further subject to the terms and conditions of the Certificate of Amendment. In the event of any conflict between the provisions of the Deposit Agreement and the provisions of the Certificate of Amendment, the provisions of the Certificate of Amendment will govern and the Company will instruct the Redemption Agent, as applicable, in writing accordingly of such governing terms; provided, however, that under no circumstances will the Certificate of Amendment be deemed to change or modify any of the rights, duties or immunities of the Redemption Agent contained herein.
If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Redemption Agent will deliver to the holder of such Receipt upon its surrender to the Redemption Agent, together with payment of the Redemption Price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption. In any such case, the Company shall redeem Depositary Shares only in increments of 1,000 shares and any multiple thereof.
If less than all of the Preferred Shares are redeemed pursuant to the Company’s exercise of its optional redemption right, the Redemption Agent will select the Depositary Shares to be redeemed pursuant to this Section 2.03 on a pro rata basis, by lot or in such other manner as the Redemption Agent may determine to be fair and equitable.
All funds received by Computershare pursuant to this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be delivered to Computershare by 9:00 a.m. Eastern Time (“ET”) and in no event later than 12:00 p.m. ET on the Redemption Date. Funding after 9:00 a.m. ET but before 12:00 p.m. ET on the Redemption Date may cause delays in payments to be made on the Redemption Date. Delivery of the Funds on any day after 12:00 p.m. ET will be subject to the terms of the paragraph below. Once received by Computershare as agent for the Company, the Funds will be deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America or municipal securities, (ii) debt or commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) bank accounts, short term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.).
In the case of late-day funding, which means delivery of the Funds to Computershare after 12:00 p.m. ET on any day, regardless of whether such funding occurs prior to, or after, the

Redemption Date as set forth in the paragraph immediately above (“Late-Day Funding”), Federal Deposit Insurance or other bank liquidity charges may apply in connection with the overnight deposit of the Funds with commercial banks. The parties hereto agree that any such charges assessed as a result of Late-Day Funding will be charged to Company and Company hereby agrees to pay such charges.
SECTION 2.04    Registration of Transfers of Receipts.
The Company hereby appoints the Trust Company as the Registrar and Transfer Agent for the Receipts and the Trust Company hereby accepts such appointment subject to the express terms and conditions set forth herein and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, agent or representative properly endorsed or accompanied by a properly executed instrument of transfer or endorsement and appropriate evidence of authority, which shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Trust Company, together with evidence of the payment by the applicable party of any transfer taxes or similar taxes or charges as may be required by law. Upon such surrender, the Trust Company shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.05    Combinations and Split-ups of Receipts.
Upon surrender of a Receipt or Receipts at the Depositary Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the express terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.
SECTION 2.06    Surrender of Receipts and Withdrawal of Preferred Shares.
Any holder of a Receipt or Receipts may withdraw any number of whole deposited Preferred Shares represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts to the Depositary or at such other office as the Depositary may designate for such withdrawals; provided, that a holder of a Receipt or Receipts may not withdraw such Preferred Shares (or money and other property, if any, represented thereby) which has previously been called for redemption. Upon such surrender, upon payment of the fee of the Depositary for the surrender of Receipts to the extent provided in Section 5.07 and payment of all taxes and governmental charges in connection with such surrender and withdrawal of Preferred Shares, and subject to the terms and conditions of this Deposit Agreement, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of such whole Preferred Shares and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole Preferred Shares will not thereafter be entitled to deposit such Preferred Shares hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole deposited Preferred Shares to be withdrawn, the Depositary shall at the same time, in addition to such number of whole Preferred Shares and such money and other property, if any, to be withdrawn, deliver to such holder, or upon such holder’s order (subject to Section 2.04), a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Preferred Shares and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.
If the deposited Preferred Shares and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Preferred Shares, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such Preferred Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.
The Depositary shall deliver the deposited Preferred Shares and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Depositary Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.
SECTION 2.07    Limitations on Execution and Delivery, Transfer, Split-up.
As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge and stock transfer or registration fee with respect thereto (including any such tax or charge with respect to the Preferred Shares being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature) including, as noted in Section 2.04 above, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange on which the deposited Preferred Shares, the Depositary Shares or the Receipts may be included for quotation or listed.

The deposit of Preferred Shares may be refused, the delivery of Receipts against Preferred Shares may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any other provision of this Deposit Agreement.
SECTION 2.08    Lost Receipts, etc.
In case any Receipt shall be mutilated and surrendered to the Depositary or destroyed or lost or stolen, the Depositary shall execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt; provided, that the holder thereof shall have (i) filed with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a protected purchaser and (b) an open penalty surety bond satisfactory to the Depositary, (ii) satisfied any other reasonable requirements imposed by the Depositary and (iii) complied with such other reasonable regulations and paid such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of New York.
SECTION 2.09    Cancellation and Destruction of Surrendered Receipts.
All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized, but not required, to destroy such Receipts so cancelled.
SECTION 2.10    No Pre-Release.
The Depositary shall not deliver any deposited Preferred Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the corresponding Preferred Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not represent Preferred Shares deposited with the Depositary. In connection with a redemption, neither the Depositary, the Redemption Agent nor any of their affiliates shall have any obligations with respect to any unclaimed property or stockholder.

ARTICLE 3
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY
SECTION 3.01    Filing Proofs, Certificates and Other Information.
Any person presenting Preferred Shares for deposit or any holder of a Receipt may be required from time to time to file with the Depositary such proof of residence, guarantee of signature or other information and to execute such certificates as the Depositary may reasonably deem necessary or proper or the Company may reasonably require by written request to the Depositary. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Preferred Shares represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, or such certificates are executed.
SECTION 3.02    Payment of Fees and Expenses.
Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses and taxes or other governmental charges to the extent provided in Section 5.07, or provide evidence satisfactory to the Depositary that such fees and expenses and taxes or other governmental charges have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Preferred Shares or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Preferred Shares or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.
SECTION 3.03    Representations and Warranties as to Preferred Shares.
In the case of the initial deposit of the Preferred Shares hereunder, the Company represents and warrants that such Preferred Shares and each certificate therefor, if any, are validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Shares and the issuance of Receipts.
SECTION 3.04    Representation and Warranty as to Receipts and Depositary Shares.
The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/1,000th fractional interest in a share of deposited Preferred Shares represented by such Depositary Share. Such representation and warranty shall survive the deposit of the Preferred Shares and the issuance of Receipts evidencing the Depositary Shares.
SECTION 3.05    Taxes.
The Company will pay any and all stock transfer, documentary, stamp and similar taxes and governmental charges (collectively, “Transaction Taxes”) that may be payable in respect of any issuance or delivery of Depositary Shares or Preferred Shares or other securities issued on account of Depositary Shares or certificates representing such shares or securities, if any. For the avoidance of doubt, the Company shall not be responsible for any Transaction Taxes arising from or in connection with any subsequent transfer of any Receipt or Depositary Share, which shall be borne by the applicable transferor, transferee or other party. The Company will not, however, be required to pay any such tax or governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of Preferred Shares, Depositary Shares or other securities in a name other than that in which the Depositary Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the registered holder thereof, and will not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or governmental charge or has established, to the satisfaction of the Company, that such tax has been paid or is not payable. Computershare is responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes.
Computershare shall invoice Company for such Transaction Taxes that Computershare is obligated to collect upon the furnishing of services provided hereunder. Company shall pay such Transaction Taxes according to the terms in Section 5.07. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Company. To the extent that Company provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Company, invoices issued for services hereunder provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes. Computershare is solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, taxes relating to Computershare’s personnel, and taxes based on Computershare’s net income or gross revenues relating to services provided hereunder.
No later than the earlier of (i) forty-five (45) days after the Redemption Date or (ii) January 15 of the year following the year in which the Redemption Date occurs, the Company shall deliver to the Depositary written direction on the adjustment of cost basis for covered securities that arise from or are affected by the redemption in accordance with current Internal Revenue Service regulations (see the Tax Instruction/Cost Basis Information Letter attached hereto as Exhibit C for additional information).
ARTICLE 4
THE PREFERRED SHARES; NOTICES
SECTION 4.01    Cash Distributions.
Whenever Computershare shall receive any cash dividend or other cash distribution on the deposited Preferred Shares, including any cash received upon redemption of any Preferred Shares pursuant to Section 2.03, Computershare shall, subject to Section 3.02, distribute to record holders of Receipts on the Record Date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or Computershare shall be required by law to and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Shares represented by the Receipts held by any holder an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly. Computershare, however, shall distribute or make available for distribution, as the case may be, only such amount as can be distributed without attributing to any holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to registered holders entitled thereto and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of such Receipts. All amounts referred to herein are expressed in United States Dollars and all payments by Computershare shall be made in such dollars.
Each holder of a Receipt shall provide the Depositary with a properly completed Form W-8 (i.e., Form W-8BEN-E, Form W-8BEN, Form W-8EXP, Form W-8IMY, Form W-8ECI or another applicable Form W-8) or Form W-9 (which form shall set forth such holder’s certified taxpayer identification number if requested on such form), as may be applicable. Each holder of a Receipt acknowledges that in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distribution to be made hereunder.
SECTION 4.02    Distributions Other Than Cash.
Whenever the Depositary shall receive any distribution other than cash on the deposited Preferred Shares, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the Record Date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. The Depositary shall not make any distribution of securities to the holders of Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities have been registered under the Securities Act or do not need to be registered.
SECTION 4.03    Subscription Rights, Preferences or Privileges.
If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Preferred Shares are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (ii) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so directed by the Company and provided with an opinion of counsel that if the Depositary undertakes such actions it will not be deemed an “issuer” under the Securities Act or an “investment company” under the Investment Company Act of 1940, as amended, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.
If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly notify the Depositary of such requirement, that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.
If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees that it will promptly notify the Depositary of such requirement and use its commercially reasonable efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.
The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any section of this Deposit Agreement unless and until it has received such notification in writing.
SECTION 4.04    Notice of Dividends; Fixing of Record Date for Holders of Receipts.
Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Preferred Shares, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Preferred Shares are entitled to vote or of which holders of such Preferred Shares are entitled to notice or (ii) any election on the part of the Company to redeem any such Preferred Shares, the Depositary shall in each such instance fix a Record Date (which shall be the same date as the Record Date fixed by the Company with respect to the Preferred Shares) (the “Record Date”) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.
SECTION 4.05    Voting Rights.
Upon receipt of notice of any meeting at which the holders of deposited Preferred Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified Record Date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such Record Date, the Depositary shall, insofar as practicable, vote or cause to be voted the amount of Preferred Shares represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Preferred Shares, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. Each share of Preferred Shares is entitled to one vote and, accordingly, each Depositary Share is entitled to 1/1,000th of a vote. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Shares or cause such Preferred Shares to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will vote all Depositary Shares held by it in proportion with any instructions received. The Depositary shall not exercise any discretion in voting any Preferred Shares represented by the Depositary Shares evidenced by such Receipt.
SECTION 4.06    Changes Affecting Preferred Shares and Reorganization Events.
Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Preferred Shares, any Reorganization Event or any exchange of the Preferred Shares for cash, securities or other property, the Depositary shall, upon the written instructions of the Company setting forth any of the following adjustments, (i) reflect such adjustments in the Depositary’s books and records in (a) the fraction of an interest in one share of Preferred Shares represented by one Depositary Share and (b) the ratio of the Redemption Price per Depositary Share to the Redemption Price of a share of Preferred Shares, as may be required by or as is consistent with the provisions of the Certificate of Amendment to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Preferred Shares, of such Reorganization Event or of such exchange and

(ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or in respect of the Preferred Shares as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or in respect of such Preferred Shares. In any such case the Depositary may, upon the receipt of written request of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.
SECTION 4.07    Inspection of Reports.
The Depositary shall make available for inspection by holders of Receipts at the Depositary Office, and at such other places as it may from time to time deem advisable during normal business hours, any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Preferred Shares and made generally available to the holders of the Preferred Shares. In addition, the Depositary shall transmit, upon written request by the Company, certain notices and reports to the holders of Receipts as provided in Section 5.05.
SECTION 4.08    Lists of Receipt Holders.
Promptly upon request from time to time by the Company, the Registrar shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Registrar.
SECTION 4.09    Withholding.
Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other holders of Receipts to receive such distribution in property.
ARTICLE 5
THE DEPOSITARY AND THE COMPANY

SECTION 5.01    Maintenance of Offices, Agencies and Transfer Books by the Depositary and the Registrar.
The Depositary shall maintain at the Depositary Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares and at the offices of the Depositary’s Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of Preferred Shares, all in accordance with the provisions of this Deposit Agreement.
The Registrar shall keep books at the Depositary Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Company may cause the Registrar to close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.
If the Receipts or the Depositary Shares evidenced thereby or the Preferred Shares represented by such Depositary Shares shall be listed on any stock exchange, the Depositary may, with the written approval of the Company, appoint a registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Company. If the Receipts, such Depositary Shares or such Preferred Shares are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such Preferred Shares as may be required by law or applicable stock exchange regulations.
SECTION 5.02    Prevention or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar, the Calculation Agent, the Transfer Agent, the Redemption Agent or the Company.
None of the Depositary, any Depositary’s Agent, the Registrar, the Calculation Agent, the Transfer Agent, the Redemption Agent or the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, any Depositary’s Agent, the Registrar, the Calculation Agent, the Transfer Agent or the Redemption Agent, by reason of any provision, present or future, of the Certificate of Incorporation or, in the case of the Company, the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Registrar, the Redemption Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Registrar, the Redemption Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.
SECTION 5.03    Obligations of the Depositary, the Depositary’s Agents, the Registrar, the Calculation Agent, the Transfer Agent, the Redemption Agent and the Company.
The Company does not assume any obligation and shall not be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Neither the Depositary nor any Depositary’s Agent nor any Transfer Agent, Calculation Agent, the Redemption Agent or Registrar assumes any obligation and shall not be subject to any liability under this Deposit Agreement to holders of Receipts, the Company or any other person or entity other than for its own bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything to the contrary contained herein, neither the Depositary, nor any Depositary’s Agent nor any Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall be liable for any special, indirect, incidental, consequential, punitive or exemplary damages, including but not limited to, lost profits, even if such person or entity alleged to be liable has knowledge of the possibility of such damages. Notwithstanding anything contained herein to the contrary, the aggregate liability of the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar during any term of this Deposit Agreement with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Depositary as fees and charges, but not including reimbursable expenses.
None of the Depositary, any Depositary’s Agent, any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Preferred Shares, Depositary Shares or Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.
None of the Depositary, any Depositary’s Agent, any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent or the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or accountants, or information provided by any person presenting Preferred Shares for deposit or any holder of a Receipt. The Depositary, any Depositary’s Agent, any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
In the event the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, such party shall be entitled to act on such claims, requests or instructions received from the Company, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.06 in connection with any action so taken.
The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Preferred Shares or for the manner or effect of any such vote made, as long as any such action or non-action does not result from bad faith, gross negligence or willful misconduct of the Depositary (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). The Depositary undertakes, and any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent.
The Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar, and each of their parents, affiliates, or subsidiaries, may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if the Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar were not in such role hereunder. The Depositary, any Depositary’s Agent, the Transfer Agent, the Calculation Agent, the Redemption Agent or the Registrar may also act as transfer agent, calculation agent, redemption agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.
It is intended that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary’s Agent are acting only in a ministerial capacity as Depositary for the deposited Preferred Shares; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.
Neither the Depositary (or its officers, directors, employees, agents or affiliates) nor any Depositary’s Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Preferred Shares, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its own representations in this Deposit Agreement.
The Company agrees that it will register the deposited Preferred Shares and the Depositary Shares in accordance with the applicable securities laws.
In the event the Depositary, the Depositary’s Agent or any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent believes any ambiguity or uncertainty exists in any notice, instruction, direction, request or other communication, paper or document received by it pursuant to this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall promptly notify the Company of the details of such alleged ambiguity or uncertainty, and may, in its sole discretion, refrain from taking any action, and the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall be fully protected and shall incur no liability to any person from refraining from taking such action, absent bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), unless and until (i) the rights of all parties have been fully and finally adjudicated by a court of appropriate jurisdiction or (ii) the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar receives written instructions with respect to such matter signed by the Company that eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar.
Whenever in the performance of its duties under this Deposit Agreement, the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Corporate Secretary or any Assistant Secretary of the Company and delivered to the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar; and such certificate shall be full and complete authorization and protection to the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar and the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such certificate. The Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar shall not be liable for or by reason of any of the statements of fact or recitals contained in this Deposit Agreement or in the Receipts (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

The Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, Preferred Shares or Depositary Shares.
Notwithstanding anything herein to the contrary, no amendment to the Certificate of Amendment shall affect the rights, duties, obligations or immunities of the Depositary, Transfer Agent, Calculation Agent, the Redemption Agent, the Depositary’s Agent or Registrar hereunder.
The Depositary, any Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent and any Registrar hereunder:
(i)    shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;
(ii)    shall have no obligation to make payment hereunder unless the Company shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;
(iii)    shall not be obligated to take any legal or other action hereunder; if, however, such party determines to take any legal or other action hereunder, and, where the taking of such action might in such party’s judgment subject or expose it to any expense or liability, such party shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;
(iv)    may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar and believed by such party to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;
(v)    may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to such party’s actions covered by this Deposit Agreement (or supplementing or qualifying any such actions), of officers of the Company;
(vi)    may consult counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by such party hereunder in accordance with the advice of such counsel;
(vii)    shall not be called upon at any time to advise any person with respect to the Depositary Shares or Receipts;

(viii)    shall not be liable or responsible for any recital or statement contained in any documents relating hereto or the Depositary Shares or Receipts; and
(ix)    shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement.
The obligations of the Company and the rights of the Depositary, the Depositary’s Agent, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar set forth in this Section 5.03 shall survive the replacement, removal or resignation of any Depositary, Registrar, Calculation Agent, the Redemption Agent, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.
SECTION 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary.
The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.
The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the holders of Receipts.
In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus (when combined with each of its direct and indirect parents and subsidiaries) of at least $50,000,000. If a successor depositary shall not have been appointed and have accepted appointment in sixty (60) days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Shares and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts.

Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or any corporation or other entity to which all or a substantial part of the assets of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.
The provisions of this Section 5.04 as they apply to the Depositary apply to the Depositary’s Agents, Calculation Agent, the Redemption Agent, Registrar and Transfer Agent, as if specifically enumerated herein.
SECTION 5.05    Notices, Reports and Documents.
The Company agrees that it will deliver to the Depositary copies of all notices and reports generally made available by the Company to holders of the Preferred Shares and not otherwise made publicly available and the Depositary, if requested in writing by the Company, agrees that it will, promptly after receipt thereof from the Company, transmit the foregoing to the record holders of Receipts, in each case at the address recorded in the Depositary’s books. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company’s expense such other documents as may be requested by the Company.
SECTION 5.06    Indemnification by the Company.
The Company shall indemnify the Depositary, any Depositary’s Agent and any Transfer Agent, Calculation Agent, the Redemption Agent or Registrar against, and hold each of them harmless from, any loss, liability, damage, cost or expense (including the costs and expenses of defending itself and enforcing its rights hereunder) which may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Transfer Agent, Calculation Agent, the Redemption Agent or Registrar or any of their respective agents (including any Depositary’s Agent), except for any liability arising out of bad faith, gross negligence or willful misconduct (which bad faith, gross negligence or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts or Preferred Shares pursuant to the provisions hereof. The obligations of the Company and the rights of the Depositary set forth in this Section 5.06 shall survive the replacement, removal or resignation of any Depositary, Registrar, Calculation Agent, the Redemption Agent, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement. In no event shall the Depositary have any right of set off or counterclaim against the Depositary Shares or the Preferred Shares.
SECTION 5.07    Fees, Charges and Expenses.
No charges and expenses of the Depositary or any Depositary’s Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Preferred Shares and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Preferred Shares at the option of the Company and all withdrawals of the Preferred Shares by holders of Receipts. All other fees and expenses of the Depositary and any Depositary’s Agent hereunder and of any Registrar, Calculation Agent, the Redemption Agent or Transfer Agent (including, in each case, fees and expenses of counsel) incurred in the preparation, delivery, amendment, administration and execution of this Deposit Agreement and incident to the performance of their respective obligations hereunder will be paid by the Company as previously agreed between the Depositary and the Company. The Depositary (and if applicable, the Transfer Agent, Calculation Agent, the Redemption Agent and Registrar) shall present its statement for fees and expenses to the Company once every three months or at such other intervals as the Company and the Depositary may agree.
ARTICLE 6
AMENDMENT AND TERMINATION
SECTION 6.01    Amendment.
The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of holders of Receipts in any respect that the Company and the Depositary may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar, Calculation Agent, the Redemption Agent or Transfer Agent that are payable by the Company) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Preferred Shares pursuant to the Certificate of Incorporation shall be effective unless such amendment shall have been approved by the holders of Receipts evidencing at least two-thirds of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Sections 2.06 and 2.07 and Article 3, of any holder of any Receipts evidencing such Depositary Shares to surrender any Receipt with instructions to the Depositary to deliver to the holder the deposited Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.01. Notwithstanding anything to the contrary contained herein, the Depositary may, but shall not be obligated to, enter into any amendment that affects its own rights, duties, obligations, responsibilities, liabilities and indemnities hereunder.
SECTION 6.02    Termination.

This Deposit Agreement may be terminated by the Company upon not less than thirty (30) days’ prior written notice to the Depositary if the holders of Receipts evidencing a majority of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional deposited Preferred Shares as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preferred Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.
Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Transfer Agent, Calculation Agent, the Redemption Agent or Registrar under Sections 5.03, 5.06 and 5.07.
ARTICLE 7
MISCELLANEOUS
SECTION 7.01    Counterparts.
This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Deposit Agreement.
SECTION 7.02    Exclusive Benefits of Parties.
This Deposit Agreement is for the exclusive benefit of the parties hereto and any third party indemnitees referenced in Section 5.06, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.
SECTION 7.03    Invalidity of Provisions.
In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such provision affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

SECTION 7.04    Notices.
Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by electronic mail, addressed to the Company at:
American Express Company
200 Vesey Street, New York, New York 10285 (Attention: Treasurer)
Telephone number: (212) 640-2000
or at any other address of which the Company shall have notified the Depositary in writing.
Any notices to be given to the Depositary, Transfer Agent, Calculation Agent, the Redemption Agent or Registrar hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, by electronic mail or by telecopier confirmed by letter, addressed to the Depositary:
Computershare Trust Company, N.A.
c/o Computershare Inc.
150 Royall Street
Canton, Massachusetts 02021
Attention: General Counsel
Facsimile: 781-575-4210
Email: Danielle.Morgan@computershare.com
Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if transmitted through the facilities of DTC in accordance with DTC’s procedures or personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary; provided, that any record holder may direct the Depositary to deliver notices to such record holder at an alternate address or in a specific manner that is reasonably requested by such record holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.
Delivery of a notice sent by mail shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile message or electronic mail) is deposited, postage prepaid, in a post office letter box, or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Company may, however, act upon any facsimile message or electronic mail received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile message shall not subsequently be confirmed by letter as aforesaid.
SECTION 7.05    Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.
SECTION 7.06    Appointment of Calculation Agent.
The Company hereby appoints Computershare and the Trust Company jointly as Calculation Agent solely with respect to calculating the rate at which dividends will accrue with respect to the Preferred Shares for each Reset Period from and including the First Reset Date, including determining the Five-Year Treasury Rate, in the manner and at the times provided in the Certificate of Amendment attached hereto as Exhibit B, which was filed with the Secretary of State of the State of New York on August 11, 2026, and Computershare and the Trust Company hereby jointly accept such appointment, subject to the express terms and conditions set forth herein (and no implied terms or conditions). On each Reset Dividend Determination Date, the Calculation Agent shall communicate in writing its determination of the Five-Year Treasury Rate and its calculation of the rate at which dividends will accrue with respect to the following Reset Period to the Company via electronic mail (at an electronic mail address provided to the Trust Company by the Company), followed by a telephonic confirmation, and to the Depositary pursuant to the Depositary’s procedures then in force. Computershare and the Trust Company, jointly as Calculation Agent, may seek guidance from the Company in making any determinations under the terms of the Certificate of Amendment. The Calculation Agent will, upon the request of any holder of the Preferred Shares, provide the rate at which dividends will accrue with respect to the Preferred Shares for the then current Reset Period and, if determined, such rate for the next Reset Period.

SECTION 7.07    Holders of Receipts Are Parties.
The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such person executed this Deposit Agreement.
SECTION 7.08    Governing Law.
This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State, without regard to conflicts of laws principles thereof.
SECTION 7.09    Inspection of Deposit Agreement and Certificate of Amendment.
Copies of this Deposit Agreement and the Certificate of Amendment shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary Office by any holder of any Receipt.

SECTION 7.10    Headings.
The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.
SECTION 7.11    Confidentiality.
The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public holder information and pricing, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or legal process.
SECTION 7.12    Further Assurances.
From time to time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, American Express Company and Computershare Inc. and Computershare Trust Company, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.
AMERICAN EXPRESS COMPANY
By: /s/ Kerri Bernstein
Authorized Officer
COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., as Depositary, Calculation Agent and Redemption Agent, COMPUTERSHARE TRUST COMPANY, N.A., as Registrar and Transfer Agent
By: /s/ Danielle Maynard
Danielle Maynard
Vice President – Senior Relationship Manager

[Signature Page to Deposit Agreement]

Exhibit A
[FORM OF FACE OF RECEIPT]
IF GLOBAL RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number: ___	Number of Depositary Shares: __
CUSIP NO.: [ ]
AMERICAN EXPRESS COMPANY
RECEIPT FOR DEPOSITARY SHARES
Each Representing 1/1,000th of a Share of
6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E
(par value $1.66⅔ per share)
(liquidation preference $1,000,000 per share)
Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered national association (jointly, the “Depositary”, “Calculation Agent” and “Redemption Agent”), hereby certify that CEDE & CO. is the registered owner of ________ (________) depositary shares ($________ aggregate liquidation preference) (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E, par value $1.66⅔ per share and liquidation preference of $1,000,000 per share of American Express Company, a New York corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated August 12, 2026 (the “Deposit Agreement”), among the Company, the Depositary, the Calculation Agent and the Redemption Agent, and Computershare Trust Company, N.A., as Registrar and Transfer Agent, and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.
Dated:

[Countersigned:	Computershare Inc. and Computershare Trust Company, N.A., as Depositary
___________________________________]	By: _____________________________
By

[FORM OF REVERSE OF RECEIPT]
The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common	UNIF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors Act
JT TEN - as joint tenants with right of survivorship and not as tenants in common	_______________________________________ (State)
Additional abbreviations may also be used though not in the above list.
ASSIGNMENT
For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE, AS APPLICABLE
__________________________________________________________________________________________________________________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
INCLUDING POSTAL ZIP CODE OF ASSIGNEE

___________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated _____________________	________________________________________
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Exhibit B
Certificate of Amendment

CERTIFICATE OF AMENDMENT

OF

AMERICAN EXPRESS COMPANY

____________________

Under Section 805 of the
Business Corporation Law

____________________

AMERICAN EXPRESS COMPANY
American Express Tower
200 Vesey Street
New York, NY 10285

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN EXPRESS COMPANY
(UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)
The undersigned, being the Treasurer of AMERICAN EXPRESS COMPANY, a New York corporation (the “Corporation”), hereby certifies that:
1.    The name of the Corporation is AMERICAN EXPRESS COMPANY.
2.    The Certificate of Incorporation of the Corporation was filed by the Department of State on June 10, 1965.
3.    The Certificate of Incorporation, as heretofore amended and restated, is hereby further amended pursuant to Sections 805 and 502 of the Business Corporation Law by the addition thereto of a new Section 10 that creates, and sets forth the designation, number and relative rights, preferences and limitations of, a new series of the Corporation’s preferred shares, par value $1.66 2/3 each, such series being designated as “6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E”. Such new Section 10 shall read as follows:
“Section 10. Designation of 6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E
1.    Designation and Number of Shares.
(a)    There is hereby created out of the authorized and unissued preferred shares of the Corporation a series of preferred shares designated as the “6.450% Fixed Rate Reset Noncumulative Preferred Shares, Series E” (the “Series E Preferred Shares”).
(b)     The number of authorized Series E Preferred Shares shall be 1,600. That number from time to time may be increased (but not in excess of the total number of authorized preferred shares) or decreased (but not below the number of Series E Preferred Shares then outstanding) by further resolution duly adopted by the Board of Directors, the Risk Committee thereof, the Preferred Share Pricing Committee thereof or any other duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Business Corporation Law stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional Series E Preferred Shares.

2.    General Matters.
Each Series E Preferred Share shall be identical in all respects to every other Series E Preferred Share. The Series E Preferred Shares shall be perpetual, subject to the provisions of Subsection 6 below.
3.    Definitions.
As used in this Section 10:
“Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act of 1950, as amended, or any successor provision.
“Board of Directors” means the Board of Directors of the Corporation.
“Business Day” means any day that is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.
“Business Corporation Law” means the Business Corporation Law of the State of New York.
“By-Laws” means the bylaws of the Corporation, as they may be amended from time to time.
“Calculation Agent” means Computershare Inc. and Computershare Trust Company, N.A., acting jointly in their capacities as calculation agent for the Series E Preferred Shares, and their respective successors and permitted assigns.
“Common Shares” means the common shares of the Corporation, par value $0.20 per share, or any other shares of the capital stock of the Corporation into which such common shares shall be reclassified or changed.
“Corporation” means American Express Company, a New York corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Dividend Payment Date” has the meaning set forth in Subsection 4(a) of this Section 10.
“Dividend Period” has the meaning set forth in Subsection 4(a) of this Section 10.
“Dividend Record Date” has the meaning set forth in Subsection 4(a) of this Section 10.
“DTC” means The Depository Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Reset Date” means September 15, 2031.
“Five-Year Treasury Rate” means the rate that will be determined as follows:
    The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion.
    If no calculation is provided as described above, then the Corporation will use a substitute or successor rate that the Corporation (or its designee, which the Corporation may designate in its sole discretion and which may be an affiliate of the Corporation) has determined, in its (or such designee’s) sole discretion after consulting any source the Corporation (or such designee) deems to be reasonable, is (i) the industry-accepted substitute or successor for the Five-Year Treasury Rate or (ii) if there is no such industry-accepted substitute or successor for the Five-Year Treasury Rate, a substitute or successor rate that is most comparable to the Five-Year Treasury Rate. Upon selection of a substitute or successor rate, the Corporation (or its designee) may determine, in its (or such designee’s) sole discretion after consulting any source the Corporation (or such designee) deems to be reasonable, the day count convention, the Business Day convention, the definition of Business Day, the Reset Dividend Determination Date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate. If the Corporation or its designee, in its (or such designee’s) sole discretion, is unable to determine a substitute or successor rate in accordance with the foregoing, then the Five-Year Treasury Rate will be the same rate determined for the prior Reset Dividend Determination Date or, if this sentence is applicable with respect to the First Reset Date, 4.331%.
The Five-Year Treasury Rate will be determined on each Reset Dividend Determination Date.
Any determination, decision or election that may be made by the Corporation (or its designee, which may be an affiliate of the Corporation) pursuant to the provisions described in the definition of Five-Year Treasury Rate, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Corporation’s (or such designee’s) sole discretion, and, notwithstanding anything to the contrary in this Certificate of Amendment, shall become effective without consent from the holders of the Series E Preferred Shares or any other party.

All percentages resulting from any calculation of the dividend rate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on the Series E Preferred Shares will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.
“Holder” means the Person in whose name the Series E Preferred Shares are registered, which Person may be treated by the Corporation, Calculation Agent, Transfer Agent, Registrar and paying agent as the absolute owner of the Series E Preferred Shares for the purpose of making payment and for all other purposes.
“Junior Stock” means the Common Shares and any other class or series of capital stock of the Corporation now existing or hereafter authorized over which Series E Preferred Shares have preference or priority in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Nonpayment” has the meaning set forth in Subsection 7(b)(i) of this Section 10.
“Parity Stock” means the 3.550% Fixed Rate Reset Noncumulative Preferred Shares, Series D and any other class or series of capital stock of the Corporation now existing or hereafter authorized that ranks on par with the Series E Preferred Shares in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, or other entity.
“Preferred Shares” means the Series E Preferred Shares, the 3.550% Fixed Rate Reset Noncumulative Preferred Shares, Series D, and preferred shares of the Corporation of any series that by its terms votes together with the Series E Preferred Shares in the election of directors, as applicable.
“Preferred Share Director” has the meaning set forth in Subsection 7(b)(i) of this Section 10.
“Preferred Share Director Termination Date” has the meaning set forth in Subsection 7(b)(ii) of this Section 10.
“Registrar” means Computershare Trust Company, N.A., acting in its capacity as registrar for the Series E Preferred Shares, and its successors and permitted assigns.
“Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any Series E Preferred Shares, (ii) any proposed amendment to, clarification of, or change in those laws or regulations that is announced or becomes effective on or after the initial issuance of any Series E Preferred Shares, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies with respect thereto that is announced on or after the initial issuance of any Series E Preferred Shares, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $1,000,000 per share of the Series E Preferred Shares then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any Series E Preferred Share is outstanding.
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, and no Reset Date, including the First Reset Date, will be adjusted for Business Days.
“Reset Dividend Determination Date” means, in respect of any Reset Period, the day that is three Business Days prior to the beginning of such Reset Period.
“Reset Period” means the period from, and including, each Reset Date to, but excluding, the next succeeding Reset Date, except for the initial Reset Period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding Reset Date.
“Series E Preferred Shares” has the meaning set forth in Subsection 1 of this Section 10.
“Transfer Agent” means Computershare Trust Company, N.A., acting in its capacity as transfer agent and paying agent for the Series E Preferred Shares, and its successors and permitted assigns.
“Trust” has the meaning set forth in Subsection 6(d) of this Section 10.
4.    Dividends.
(a)    Rate. Holders shall be entitled to receive, only when, as, and if declared by the Board of Directors or any duly authorized committee thereof, but only out of funds legally available therefor, noncumulative cash dividends on the Series E Preferred Shares in the amounts specified below in this Subsection 4, and no more, payable quarterly in arrears, on the 15th of March, June, September and December of each year, beginning on September 15, 2026; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such postponement (each such day on which dividends are payable a “Dividend Payment Date”). The period from and including the date of issuance of the Series E Preferred Shares or any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period.” Dividends on each Series E Preferred Share will accrue on the liquidation preference of $1,000,000 per share at a rate per annum equal to (i)

6.450% for each Dividend Period from and including the date of issuance to, but excluding, the First Reset Date and (ii) the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date plus 2.119%, for each Dividend Period from and including the First Reset Date. The record date for payment of dividends on the Series E Preferred Shares will be the record date fixed by the Board of Directors or any other duly authorized committee thereof that is not more than 30 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable with respect to any Dividend Period will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(b)    Noncumulative Dividends. If the Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series E Preferred Shares for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series E Preferred Shares or any other series of preferred shares or common shares are declared for any subsequent period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
(c)    Priority of Dividends. So long as any Series E Preferred Shares remain outstanding, unless as to a Dividend Payment Date full dividends on all outstanding Series E Preferred Shares have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside for the Dividend Period then ending, the Corporation will not, and will cause its subsidiaries not to, during the next succeeding Dividend Period that commences on such Dividend Payment Date, declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:
(i)    purchases, redemptions or other acquisitions of shares of Junior Stock in connection with (A) any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or (B) a dividend reinvestment or share purchase plan;
(ii)    purchases or repurchases of shares of capital stock of the Corporation pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the then-current Dividend Period, including under a contractually binding share repurchase plan;
(iii)    any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, shares or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant to the plan;
(iv)    through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(v)    as a result of an exchange, reclassification or conversion of any class or series of Junior Stock for any other class or series of Junior Stock;
(vi)    the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged;
(vii)    the purchase of Junior Stock by any subsidiary of the Corporation in connection with the distribution thereof; or
(viii)    the purchase of Junior Stock by any subsidiary of the Corporation in connection with market-making or other secondary-market activities in the ordinary course of business.
The restrictions set forth in the preceding provisions of this Subsection 4(c) shall not apply to any Junior Stock dividends paid by the Corporation where the dividend is in the form of the same shares (or the right to buy the same shares) as that on which the dividend is being paid or ranks equal or junior to the Series E Preferred Shares as to both dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
Except as provided below, for so long as any Series E Preferred Shares remain outstanding, if dividends are not declared and paid in full upon the Series E Preferred Shares and any Parity Stock, all dividends declared upon the Series E Preferred Shares and such other Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current Dividend Period per Series E Preferred Share and accrued dividends for the then-current Dividend Period per share of such other Parity Stock (including, in the case of any such other Parity Stock that bears cumulative dividends, all accrued and unpaid dividends), bear to each other.
Subject to the foregoing, and not otherwise, such dividends payable in cash, shares or otherwise, as may be determined by the Board of Directors or any duly authorized committee thereof, may be declared and paid on any other class or series of capital stock of the Corporation from time to time out of any funds legally available for such payment, and Holders will not be entitled to participate in those dividends.
5.    Liquidation Rights.
(a)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, Holders shall be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Corporation or set aside for the holders of any Junior Stock and subject to the rights of the holders of any class or series of capital stock ranking senior to or on parity with Series E Preferred Shares upon liquidation and the rights of the Corporation’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $1,000,000 per share (the “Series E Liquidation Preference”), plus any declared and unpaid dividends thereon, without accumulation of any undeclared dividends, from the last Dividend Payment Date to, but excluding, the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation other than what is expressly provided for in this Subsection 5.
(b)    Partial Payment. If the assets of the Corporation are not sufficient to pay in full the aforesaid liquidation distributions to the Holders and any liquidation distributions owed to holders of any class or series of capital stock of the Corporation ranking equally with the Series E Preferred Shares in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts paid to the Holders and to the holders of all such equally ranking capital stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.
(c)    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Subsection 5, the sale, conveyance, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or Person or the merger, consolidation or any other business combination transaction of any other corporation or Person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation.
6.    Redemption.
(a)    Optional Redemption. The Series E Preferred Shares are perpetual and have no maturity date. At its option, the Corporation may redeem out of funds legally available therefor the Series E Preferred Shares at the time outstanding, (i) in whole or in part, from time to time, in each case on any Dividend Payment Date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in the case of each clause (i) and (ii) at a cash redemption price equal to $1,000,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date, upon notice given as provided in Subsection 6(b) below.
(b)    Notice of Redemption. Notice of every redemption of Series E Preferred Shares shall be mailed by first class mail, postage prepaid, addressed to the Holders of such shares to be redeemed at their respective last addresses appearing on the share register of the Corporation. Such mailing shall be at least 5 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection 6(b) shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of Series E Preferred Shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other Series E Preferred Shares. Each notice shall state:
(i)    the redemption date;

(ii)    the total number of Series E Preferred Shares to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;
(iii)    the redemption price;
(iv)    the place or places where the certificates for such shares are to be surrendered for payment of the redemption price, if applicable; and
(v)    that dividends on the shares to be redeemed will cease to accrue on the redemption date.
Notwithstanding the foregoing, if the Series E Preferred Shares or depositary shares representing an interest in Series E Preferred Shares are held in book-entry form through the Depositary or any other similar facility, the Corporation may give such notice in any manner permitted by the Depositary or such facility.
(c)    Partial Redemption. In case of any redemption of only part of the Series E Preferred Shares at the time outstanding, the Series E Preferred Shares to be redeemed shall be selected (i) pro rata from the Holders in proportion to the number of Series E Preferred Shares held by such Holders, (ii) by lot or (iii) in such other manner as the Board of Directors or any duly authorized committee thereof may determine, in its sole discretion, to be fair and equitable.
(d)    Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other assets, for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors or any duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, and in the event of such repayment to the Corporation, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Corporation for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.
7.    Voting Rights.

(a)    General. The Holders shall not be entitled to vote on any matter except as set forth in this Subsection 7 or as required by the Business Corporation Law. In any case in which the Holders shall be entitled to vote separately as a single class pursuant to the provisions of the Certificate of Incorporation or pursuant to law, each Holder shall be entitled to one vote for each Series E Preferred Share held.
(b)    Preferred Share Directors.
(i)    Voting Right. Whenever dividends payable on the Preferred Shares of any series in an aggregate amount at least equal to six full quarterly dividends (which need not be consecutive) on such series shall not have been paid (a “Nonpayment”), the authorized number of directors of the Corporation shall automatically be increased by two and the holders of the outstanding Preferred Shares of all series shall have the special right, voting separately as a single class, to elect two directors of the Corporation (hereinafter the “Preferred Share Directors” and each a “Preferred Share Director”), to fill such newly created directorships until such right shall terminate as provided below in Subsection 7(b)(ii); provided, however that it shall be a qualification for election of any such director that the election of such director shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors. At each meeting of shareholders at which the holders of the Preferred Shares of all series shall have the special right, voting separately as a single class, to elect directors as provided in this Subsection 7(b), the presence in person or by proxy of the holders of record of one-third of the total number of the issued and outstanding Preferred Shares of all series shall be necessary and sufficient to constitute a quorum of such class for such election by such shareholders, and such election shall be by a plurality of the votes cast at such meeting by such shareholders.
(ii)    Termination. Each Preferred Share Director shall hold office until the annual meeting of shareholders next succeeding his or her election and until his or her successor, if any, is elected by the holders of the issued and outstanding Preferred Shares and qualified or, if earlier, until the Preferred Share Director Termination Date or his or her death, resignation or removal in the manner provided in the By-Laws; provided, however, that notwithstanding any provision in the By-Laws, a Preferred Share Director may be removed only by the affirmative vote of the holders of a majority of the issued and outstanding Preferred Shares if such removal is without cause. In case any vacancy shall occur among the Preferred Share Directors, such vacancy may be filled for the unexpired portion of the term by vote of the single remaining Preferred Share Director or his or her successor in office, or, if such vacancy shall occur more than 90 days prior to the first anniversary of the next preceding annual meeting of shareholders, by the holders of the issued and outstanding Preferred Shares at a special meeting of such shareholders called for the purpose. Whenever the Corporation has paid noncumulative dividends in full on all series of Preferred Shares for at least four consecutive quarterly Dividend Periods following a Nonpayment and has paid arrearages of cumulative dividends in full on any Preferred Shares entitled to cumulative dividends, then the right of the Holders to elect Preferred Share Directors will cease (the time of such cessation, the “Preferred Share Director Termination Date”). Upon a Preferred Share Director Termination Date, the terms of office of the Preferred Share Directors will immediately terminate, the persons then serving as Preferred Share Directors shall immediately cease to be qualified to hold office as Preferred Share Directors, the Preferred Share Directors shall cease to be directors of the Corporation and the number of directors constituting the Board of Directors shall be automatically reduced, without any action by the Board of Directors or the shareholders of the Corporation, by the number of Preferred Share Directors authorized immediately prior to such termination, but subject always to the same provisions for the vesting of such special right, voting separately as a single class, to elect two directors in the case of any future arrearages in an aggregate amount at least equal to six full quarterly dividends as described in this Subsection 7(b). Notwithstanding the foregoing, if (a) the date of the first annual meeting of shareholders following the date on which all arrears of dividends on the issued and outstanding Preferred Shares of all series providing for cumulative dividends shall have been paid and dividends on the issued and outstanding Preferred Shares of all series for the current quarterly period shall have been paid or declared and provided for is later than (b) the Preferred Share Director Termination Date that would be applicable pursuant to the foregoing provision, the Preferred Share Director Termination Date shall instead be the date of such later annual meeting. At any time after the special voting power has vested pursuant to Subsection 7(b)(i) above, the secretary of the Corporation may, and upon the written request (addressed to the secretary at the Corporation’s principal office) of the holders of at least 20% of the voting power of the Series E Preferred Shares or the holders of at least 20% of the voting power of any series of Preferred Shares (with such voting power measured based on the voting power to elect Preferred Share Directors), must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders at which Preferred Share Directors are to be elected, in which event such election shall be held at such next annual or special meeting of shareholders), call a special meeting of the holders of the Preferred Shares of all series for the purposes of electing Preferred Share Directors.
(iii)    Vote. The Preferred Share Directors shall each be entitled to one vote per director on any matter.
(iv)    Notice of Special Meeting. Notice for a special meeting to elect Preferred Share Directors will be given in a similar manner to that provided in the By-Laws for a special meeting of the shareholders.  If the secretary of the Corporation does not call a special meeting within 20 days after receipt of any request (although the special voting power has vested pursuant to Subsection 7(b)(i) above), then any Holders meeting the requirements of Subsection 7(b)(ii) may (at the expense of the Corporation) call such meeting, upon notice as provided in this Subsection 7(b)(iv), and for that purpose will have access to the share register of the Corporation.  The Preferred Share Directors elected at any such special meeting, and each Preferred Share Director elected at a subsequent annual or special meeting of shareholders, will be elected for term expiring upon the earlier of the Preferred Share Director Termination Date and the next annual meeting of shareholders following such Preferred Share Director’s election. Preferred Share Directors may only be elected by the holders of the Preferred Shares in accordance with this Subsection 7. If the holders of the Preferred Shares fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors pursuant to this Subsection 7, then any directorship not so filled shall remain vacant until such time as the holders of the Preferred Shares elect a person to fill such directorship in accordance with this Subsection 7, or such vacancy is otherwise filled in accordance with this Subsection 7; and no such directorship may be filled by shareholders of the Corporation other than in accordance with this Subsection 7.
(c)    Senior Issuances; Adverse Changes. So long as any Series E Preferred Share is outstanding, but subject to the final paragraph of this Subsection 7(c), in addition to any other vote or consent of holders of the Corporation’s capital stock required by New York law, the vote or consent of the holders of at least two-thirds of the voting power of the Series E Preferred Shares and any other issued and outstanding preferred shares of the Corporation entitled to vote together with the Series E Preferred Shares thereon, given in person or by proxy, at an annual or special meeting of shareholders called for the purpose, at which all holders of all issued and outstanding Series E Preferred Shares and such preferred shares shall vote separately as a single class, shall be necessary for effecting any of the following actions, whether or not such approval is required by New York law:
(i)    any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including this Section 10) or the By-Laws so as to adversely affect the relative rights, preferences or limitations of the Series E Preferred Shares;
(ii)    the authorization of any class or series of capital stock of the Corporation (a) ranking prior to the Series E Preferred Shares in the payment of dividends and/or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or an increase in the authorized amount of any shares of, or any securities convertible into shares of, any class or series of capital stock of the Corporation ranking prior to the Series E Preferred Shares in the payment of dividends or in the distribution of assets on any liquidation, dissolution, or winding up of the Corporation or (b) voting together with the Series E Preferred Shares on a basis that grants such class or series more than one vote per $1,000,000 of liquidation preference; or
(iii)    the consummation of a binding share exchange or reclassification involving the Series E Preferred Shares or a merger or consolidation of the Corporation with another entity, except that holders of the Series E Preferred Shares will have no right to vote under this provision or otherwise under applicable law if in each case (i) the Series E Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series E Preferred Shares remaining outstanding or such preferred securities, as the case may be, have such relative rights, preferences or limitations, taken as a whole, as are not less favorable to the holders thereof than the relative rights, preferences or limitations of the Series E Preferred Shares, taken as a whole;
provided, however, that, for the avoidance of doubt, any increase in the amount of the authorized or issued Series E Preferred Shares or authorized Common Shares or Parity Stock or any securities convertible into Common Shares or Parity Stock or the creation and issuance, or an increase in the authorized or issued amount, of series of Junior Stock or any securities convertible into Junior Stock will not be deemed to adversely affect the voting powers, preferences or special rights of the Series E Preferred Shares, and no shareholder will have the right to vote on such an increase, creation or issuance by reason of this Subsection 7.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Subsection 7(c) would adversely affect the relative rights, preferences or limitations of the Series E Preferred Shares but not all other series of issued and outstanding preferred shares of the Corporation, then only such series of issued and outstanding preferred shares as are adversely affected by and entitled to vote on the matter shall vote on the matter together with the Series E Preferred Shares as a single class (in lieu of all other series of preferred shares of the Corporation) for purposes of the vote or consent required by this Subsection 7(c).
(d)    Changes Permitted without Consent. Without the consent of the holders of the Series E Preferred Shares, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series E Preferred Shares, the Corporation may amend, alter, supplement or repeal any terms of the Series E Preferred Shares:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Amendment for the Series E Preferred Shares that may be defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions arising with respect to the Series E Preferred Shares that is not inconsistent with the provisions of this Certificate of Amendment.
(e)    No Vote if Redemption. No vote or consent of the Holders shall be required pursuant to Subsection 7(b) or 7(c) if, at or prior to the time when the act with respect to such vote or consent would otherwise be required shall be effected, the Corporation shall have redeemed or shall have called for redemption all outstanding Series E Preferred Shares, with proper notice and sufficient funds having been set aside for such redemption, in each case pursuant to Subsection 6 above.

8.    Preemption and Conversion Rights.
The Holders shall not have any preemptive rights or conversion rights as a result of the terms hereof.
9.    Rank.
For the avoidance of doubt, the Board of Directors or any duly authorized committee thereof may, without the vote of the Holders, authorize and issue additional shares of Junior Stock or Parity Stock.
10.    Reacquired Shares.
The Board of Directors shall take such actions as are necessary to cause the Series E Preferred Shares that have been redeemed or otherwise purchased or acquired by the Corporation to be retired and restored to the status of authorized but unissued preferred shares without designation as to series.
11.    No Sinking Fund.
The Series E Preferred Shares are not subject to the operation of a sinking fund.
12.    Transfer Agent, Calculation Agent, Registrar and Paying Agent.
The duly appointed Transfer Agent, Registrar and paying agent for the Series E Preferred Shares shall be Computershare Trust Company, N.A. The duly appointed Calculation Agent for the Series E Preferred Shares shall be Computershare Inc. and Computershare Trust Company, N.A., acting jointly. The Corporation may, in its sole discretion, remove the Transfer Agent, Calculation Agent, Registrar and paying agent in accordance with the agreement between such party and the Corporation; provided, however, that the Corporation shall appoint a successor transfer agent, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.
13.    Replacement Certificates for Mutilated, Destroyed, Stolen and Lost Certificates.
If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Corporation.
14.    Form.

Series E Preferred Shares Certificates. The Corporation may, at its option, issue Series E Preferred Shares without certificates.
15.    Taxes.
(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes or governmental charges that may be payable in respect of any issuance or delivery of Series E Preferred Shares. The Corporation shall not, however, be required to pay any such tax or governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of Series E Preferred Shares, in a name other than that in which the Series E Preferred Shares were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or governmental charge or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
(b)    Withholding Taxes. All payments and distributions (or deemed distributions) on the Series E Preferred Shares shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.
16.    Notices.
All notices referred to in this Section 10 shall be in writing, and, unless otherwise specified in this Section 10, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Section 10) with postage prepaid, addressed: (i) if to the Corporation, to its office at American Express Tower, 200 Vesey Street, New York, New York 10285 (Attention: Secretary) or to the Transfer Agent at its office at 150 Royall Street, Canton, Massachusetts 02021 (Attn: General Counsel), or other agent of the Corporation designated as permitted by this Section 10, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the share record books of the Corporation (which may include the records of the Transfer Agent) or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given. Notwithstanding the foregoing, if the Series E Preferred Shares or depositary shares representing an interest in the Series E Preferred Shares are held in book-entry form through the Depositary or any other similar facility, such notices may be given to the holders of the Series E Preferred Shares in any manner permitted by the Depositary or such facility.
17.    Other Rights Disclaimed.
The Series E Preferred Shares have no voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Section 10 or elsewhere in the Certificate of Incorporation.”

4.    The foregoing amendment of the Certificate of Incorporation was authorized by the Board of Directors at a meeting duly called and held on January 24, 2024, by the Risk Committee thereof at a meeting duly called and held on July 17, 2026 and by the Preferred Share Pricing Committee thereof by written consent dated August 5, 2026.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment of the Certificate of Incorporation of American Express Company on the 11th day of August, 2026.

/s/ Kerri Bernstein________
Name: Kerri Bernstein
Title: Treasurer

Exhibit C

Tax Instruction/Cost Basis Information Letter

[Omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the SEC upon request.]